UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 7, 2004



                              ENGELHARD CORPORATION
             (Exact name of registrant as specified in its charter)

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
               Delaware                                 1-8142                               22-1586002
    (State or other jurisdiction of            (Commission File Number)         (I.R.S. Employer Identification No.)
            incorporation)

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   101 Wood Avenue, Iselin, New Jersey                              08830
(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors of the Company has approved a cash bonus to compensate employees who have stock options scheduled to expire in December 2004 and February 2005 for the lost opportunity to sell the underlying shares issued upon exercise of those options because of the existence of any Company-imposed ban on the sale of Company securities. Employees with options expiring in December 2004 and/or February 2005, including named executive officers, would receive the difference between the option exercise price and the average share price on the twenty prior trading days up to and including the expiration date. The Company expects total payments will be approximately $2,000,000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                ENGELHARD CORPORATION
                                          --------------------------------------
                                                     (Registrant)



Date:      December 13, 2004              /s/ Michael A. Sperduto
     ----------------------------------   --------------------------------
                                            Name: Michael A. Sperduto
                                            Title: Vice President and
                                                   Chief Financial Officer



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